Exhibit 10(y)

To:     Clifford W. Illig

RE:     Notice of Change of Aircraft Provided Under Time Sharing Agreement (“Notice”)

This Notice is provided under the Aircraft Time Sharing Agreement dated February 7, 2007, between Cerner Corporation as Operator and Clifford W. Illig as User (the “Agreement”). Please be advised of the following changes to the Aircraft provided under the Agreement:

1.	As of December 20, 2011, that certain Hawker 900XP aircraft, manufacturer's serial number HA-195, bearing United States Registration Number N979CF is added.

Each of the aircraft provided under the Agreement shall be referred to as the “Aircraft”.

TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 (FORMERLY 91.54) OF THE FEDERAL AVIATION REGULATIONS.

(A)    CERNER CORPORATION (“OPERATOR”) HEREBY CERTIFIES THAT IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT OR, IF THE AIRCRAFT IS LESS THAN 12 MONTHS OLD, SINCE NEW AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

(B)    CERNER CORPORATION (“OPERATOR”) AGREES, CERTIFIES AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT.

(C)    AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE LOCAL FLIGHT STANDARDS DISTRICT OFFICE. OPERATOR FURTHER CERTIFIES THAT IT WILL SEND A TRUE COPY OF THIS EXECUTED AGREEMENT TO: FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH, ATTN: TECHNICAL SECTION, P. O. BOX 25724, OKLAHOMA CITY, OKLAHOMA, 73125, WITHIN 24 HOURS OF ITS EXECUTION, AS PROVIDED BY FAR 91.23(c)(1).

Sincerely,

Cerner Corporation (Operator)

By: /s/ Marc G. Naughton
Name:    Marc G. Naughton
Title: Executive Vice President & CFO